EXHIBIT 99.2

                           COMMERCE BANK OF VIRGINIA
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints _______________ and _________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Commerce Bank of Virginia ("CBOV") to be held at the Dominion Country Club, 6000 Dominion Club Drive, Glen Allen, Virginia on June __, 1996 at 10:00 a.m., local time, or any adjournments thereof, for the following purposes:

      1. To approve the Agreement and Plan of Reorganization, dated December 12, 1995, between CBOV and Community Bankshares Incorporated ("CBI") and a related Plan of Share Exchange (collectively, the "CBOV Share Exchange Agreement"), providing for a Share Exchange between CBOV and CBI upon the terms and conditions therein, including, among other things that each issued and outstanding share of CBOV Common Stock will be exchanged for 1.4044 shares of CBI Common Stock, with cash being paid in lieu of issuing fractional shares. The CBOV Share Exchange Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

          [  ]  FOR                 [  ] AGAINST               [  ] ABSTAIN

      2.       To elect as directors the nine persons listed as nominees below.

      [  ]  FOR nominees listed below                [  ] WITHHOLD AUTHORITY to
            (except as written on the line below)         vote for all nominees
                                                          listed below

                                  Sam T. Beale

                                 James E. Bloom

                               James R.V. Daniel

                                  Ralph Fields

                                David E. Hudgins

                                  R.C. Huffman

                               Barry M. Kornblau

                              Lawrence B. Nuckols

                               John D. Seal, III

                  (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)

                  ---------------------------------------------------------

      3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEM 1 AND FOR ALL NOMINEES LISTED IN ITEM 2.




                                  ---------------------------------------------
                                                    Signature



                                  ---------------------------------------------
                                                    Signature



                                                              Dated:

                                                              (In signing as
                                                              Attorney,
                                                              Administrator,
                                                              Executor, Guardian
                                                              or Trustee, please
                                                              add your title as
                                                              such)

                  PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY